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                                                                    Exhibit 10.7


WARRANT TO PURCHASE COMMON STOCK
IN e-SCRUB ENVIRONMENTAL ENTERPRISES INC.
OPERATING AS e-SCRUB ENVIRONMENTAL ENGINEERING

THIS CERTIFIES that, for value received, _________________, or his or her registered heirs, assigns or transferees, is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from e-SCRUB Environmental Enterprises Inc., a Virginia corporation (the "Corporation"), up to ________ shares fully paid and non assessable Class A common stock of the Corporation (the "Class A Stock"), on the dates described in Section 1 below, at the price of $12.50 per share, subject to the adjustments described in Section 6 below.

1. Exercise of Warrant. This Warrant is exercisable commencing any time between the giving of notice by the Board of Directors (which shall be a date, at the option of the Board of Directors, after one year from the date the Corporation's share are listed on a national stock exchange, such as the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Stock Market, and ending on the close of business on the fifth day before the exercise date stated in the exercise notice described below, by both (a) delivering to the Corporation a written notice electing to exercise the rights under this Warrant to purchase a share of Class A stock; and (b) presenting and surrendering this Warrant with the form of Election to Purchase duly executed at the office of the Corporation or at such other address as the Corporation may designate by notice in writing to the holder hereto at the address of such holder appearing on the books of the Corporation, and upon payment to the Corporation of the purchase price by certified or bank cashier's check. The shares of Class A Stock so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares of Class A Stock as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Certificates for the shares of Class A Stock so purchased shall be delivered or mailed to the holder promptly after this Warrant has expired or has been exercised in full; a new Warrant identical in form representing the number of shares of Class A Stock with respect to which this Warrant shall not then have been exercised shall also be issued to the holder thereof.

2. Reservation of Shares. The Corporation hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such numbers of shares of its Class A Stock as shall be required for issuance or delivery upon exercise of this Warrant.

3. Notice of Exercise Period. The Corporation will mail, postage prepaid, notice of the beginning of the exercise period, not fewer than 20 days or more than 60 days before the period fixed for exercise. The notice will be sent to the record holder of this Warrant at the Shareholder's address as it appears on the Corporation's books. The exercise notice must include the following information:
(1) the warrants that may be exercised; (2) the dates fixed for the exercise of the warrants; (3) any adjustment in the number of shares that may be purchased with each warrant; and (4) the place where the holder may present and surrender this Warrant and obtain shares of Class A Stock.

4. Holder's Rights. Nothing herein shall be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Corporation.


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5. Exchange, Loss. Theft or Mutilation. Subject to the limitations on transfer set forth in Section 1, this Warrant is exchangeable, upon its surrender by the holder at the main office of the Corporation presently located at 301 South West Street, Alexandria, Virginia 22314, for new warrants (containing the same terms as this Warrant) each representing the right to purchase such number of shares of Class A Stock as shall be designated by such holder at the time of such surrender, but not exceeding in the aggregate the remaining number of shares of Class A Stock which may be purchased hereunder. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and upon delivery of a bond of indemnity satisfactory to the Corporation (or in the case of mutilation, upon surrender of this Warrant), the Corporation will issue to the holder a replacement containing the same terms as this Warrant. As used herein, "Wan-ant" shall include all new warrants issued in exchange for or replacement of this Warrant.

6. Anti-Dilution Provisions. If the Corporation shall pay a dividend in shares of its Class A Stock, subdivide (split) its outstanding Shares of Class A Stock, issue by reclassification of its shares of Class A Stock any shares or other securities of the Corporation, or distribute to holders of its Class A Stock any securities of the Corporation or of another entity, the number of shares of Class A Stock the holder hereof is entitled to purchase pursuant to this Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive upon exercise the number of shares of Class A Stock or other securities which he or she would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event, and the exercise price shall be correspondingly adjusted; provided however, that no adjustment in the number of shares and/or the exercise price shall be required unless such adjustment would require an increase or decrease of at least 1 % in such number and/or price; and provided further, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. An adjustment made pursuant to this Section 6 shall become effective immediately after the record date in the case of the stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. The holder of this Warrant shall be entitled to participate in any subscription or other rights offering made to shareholders as though the holder had purchased the full number of shares as to which this Warrant remains unexercised immediately prior to the record date for such rights offering. If the Corporation is consolidated or merged with or into another corporation or if all or substantially all of its assets are conveyed to another corporation. this Warrant shall be thereafter exercisable for the purchase of the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Class A Stock of the Corporation which could have been purchased on the exercise of this Warrant immediately prior to such consolidation, merger or conveyance, and in any such case. appropriate adjustment (as determined by the Corporation's Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of this Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of shares of Class A Stock the holder of this Warrant is entitled to purchase) shall thereafter be applicable, as nearly as possible, in relation to any shares of Class A Stock or other securities or other property thereafter deliverable on the exercise of this Warrant.


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Upon any adjustment of the number of shares of Class A Stock or other securities of the holder of this Warrant is entitled to purchase, and of any change in the exercise price per share, then in each such case the Corporation shall give written notice thereof to the then registered holder of this Warrant at the address of such holder as shown on the books of the Corporation, which notice shall state such change and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Each such notice shall be accompanied by a statement of the firm of independent certified public accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation's calculation of the change.

7. Fractional Shares. Upon exercise of this Warrant, if necessary, the Corporation will issue fractional shares, or certificates representing fractional shares, calculated to the nearest 1/100 share, on any terms that the Board of Directors may fix. In making these calculations, fractions of less the 1/100 share shall be disregarded. Fractional shares shall have proportionally the same voting rights, dividends, and liquidation preferences as full shares of the same class and series.

8. Tranferees. The provisions of this Warrant shall apply to any transferee. No transfer of this Warrant shall be effective until registered in the books of the Corporation.

9. Notice of Certain Events. If at any time:

(a) The Corporation shall declare a dividend or other distribution on its Class A Stock payable otherwise than in cash at the same rate as the immediately preceding regular dividend or in common stock;

(b) The Corporation shall authorize the granting to the holders of its Class A Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights;

(c) There shall be any plan or agreement of reorganization of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

(d) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall give to the registered holder of this Warrant at the address of such holder as shown on the books of the Corporation at least 10 days prior to the applicable record date or dates, a written notice summarizing such action or event and stating the record date or dates for any such dividend or rights (or if a record is not to be taken, the date or dates as of which the holders of Class A Stock of record to be entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the dates as of which it is expected the holders of Class A Stock of record shall be entitled to effect any exchange of their Class A Stock for securities or other property deliverable upon any such reorganization, reclassification, consolidation, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

10. Applicable Law. This Warrant shall be governed by and construed under the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed by its


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duly authorized officers on the ______day of _____________, 1999.

e-SCRUB ENVIRONMENTAL ENTERPRISES INC.

Signature:
RALPH D. GENUARIO, President

[Seal]

Attest:

Signature:
Maija L. Harkonen, Secretary